Exhibit 2.1

Execution Version

MASTER CONTRIBUTION AGREEMENT

This MASTER CONTRIBUTION AGREEMENT (this “Agreement”), dated December 12, 2016, is by and among WildHorse Resource Development Corporation, a Delaware corporation (the “Company”), WildHorse Resources II, LLC, a Delaware limited liability company (“WH II”), Esquisto Resources II, LLC, a Delaware limited liability company (“EQ II”), WHE AcqCo., LLC, a Delaware limited liability company (“AcqCo.”), NGP XI US Holdings L.P., a Delaware limited partnership (“NGP XI”), WildHorse Investment Holdings, LLC, a Delaware limited liability company (“WH Investment”), Esquisto Investment Holdings, LLC, a Delaware limited liability company (“EQ Investment” and together with the NGP XI, WH Investment, EQ II, AcqCo. and WH II, the “Company Parties” and each, individually, a “Company Party”), WHE AcqCo Holdings, LLC, a Delaware limited liability company (“AcqCo. Holdings”), WHR Holdings, LLC, a Delaware limited liability company (“WH Holdings”), Esquisto Holdings, LLC, a Delaware limited liability company (“EQ Holdings” and together with AcqCo. Holdings and WH Holdings, the “Contributors” and each, individually, a “Contributor”), WildHorse Merger Sub, LLC, a Delaware limited liability company (“WH Merger Sub”), and Esquisto Merger Sub, LLC, a Delaware limited liability company (“EQ Merger Sub” and together with WH Merger Sub, the “Merger Subs” and each, individually, a “Merger Sub”). The Company Parties, the Contributors and the Merger Subs are sometimes referred to collectively herein as the “Parties” and each, individually, as a “Party.”

WHEREAS, WH II formed the Company as a wholly owned subsidiary thereof and in connection therewith, committed to contribute cash in an amount of $10.00 (the “WH II Commitment”) to the Company in exchange for 1,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and WH II is the owner of 100% of the issued and outstanding shares of Common Stock;

WHEREAS, WH II formed WH Investment as a wholly owned subsidiary thereof and is the owner of 100% of the issued and outstanding membership interests in WH Investment (the “WH Investment Membership Interests”);

WHEREAS, WH Investment formed each of WH Merger Sub and WH Holdings as wholly owned subsidiaries thereof and is the owner of 100% of the issued and outstanding membership interests in WH Merger Sub (the “WH Merger Sub Membership Interests”) and 100% of the issued and outstanding membership interests in WH Holdings (the “WH Holdings Membership Interests”);

WHEREAS, EQ II formed EQ Investment as a wholly owned subsidiary thereof and is the owner of 100% of the issued and outstanding membership interests in EQ Investment (the “EQ Investment Membership Interests”);

WHEREAS, EQ Investment formed each of EQ Merger Sub and EQ Holdings as wholly owned subsidiaries thereof and is the owner of 100% of the issued and outstanding membership interests in EQ Merger Sub (the “EQ Merger Sub Membership Interests”) and 100% of the issued and outstanding membership interests in EQ Holdings (the “EQ Holdings Membership Interests”);

WHEREAS, NGP XI formed AcqCo. as a wholly owned subsidiary thereof and is the owner of 100% of the issued and outstanding membership interests in AcqCo. (the “AcqCo. Membership Interests”);

WHEREAS, NGP XI formed AcqCo. Holdings as a wholly owned subsidiary thereof and is the owner of 100% of the issued and outstanding membership interests in AcqCo. Holdings (the “AcqCo. Holding Membership Interests”); and

WHEREAS, in connection with, and prior to the completion of an initial public offering of shares of Common Stock (the “IPO”) pursuant to a prospectus forming a part of a Registration Statement on Form S-1 (Registration No. 333-214569), initially filed by the Company with the Securities and Exchange Commission on November 10, 2016 (as amended thereafter, the “Registration Statement”), the Parties desire to undertake certain restructuring transactions, as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors, managers, general partners or other governing body of a Person.

“Contributed Interests” means 100% of the issued and outstanding WH II membership interests, 100% of the issued and outstanding EQ II membership interests and 100% of the issued and outstanding AcqCo. membership interests owned by WH Holdings, EQ Holdings and AcqCo. Holdings, respectively, after giving effect to the transactions described in Section 2.1(c), Section 2.1(d) and Section 2.1(e), respectively.

“Governmental Authorities” means (a) the United States of America or any state or political subdivision thereof and (b) any court or any governmental or administrative department, commission, board, bureau, agency or arbitration tribunal of the United States of America or of any state or political subdivision thereof.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity or association.

“Underwriting Agreement” means the Form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement.

1.2    Rules of Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party that drafted or caused this Agreement to be drafted.

ARTICLE 2

RESTRUCTURING TRANSACTIONS

2.1    Restructuring Transactions. Subject to and in accordance with the respective terms and conditions of this Agreement, effective as of the Initial Delivery Date (as defined in the Underwriting Agreement):

(a) WH Merger Sub shall merge with and into WH II, with WH II surviving such merger as the surviving entity (the “WH Merger”), and all of the membership interests in WH II outstanding immediately prior to the WH Merger shall be converted into equivalent membership interests in WH Investment and all of the membership interests in WH Merger Sub outstanding immediately prior to the WH Merger shall be converted into membership interests in WH II such that, following the WH Merger, WH II shall be a wholly owned subsidiary of WH Investment and each holder of membership interests in WH II immediately prior to the WH Merger shall be a holder of an equivalent membership interest in WH Investment;

(b) Simultaneously with the WH Merger, EQ Merger Sub shall merge with and into EQ II, with EQ II surviving such merger as the surviving entity (the “EQ Merger” and together with the WH Merger, the “Mergers”), and all of the membership interests in EQ II outstanding immediately prior to the EQ Merger shall be converted into equivalent membership interests in EQ Investment and all of the membership interests in EQ Merger Sub outstanding immediately prior to the EQ Merger shall be converted into membership interests in EQ II such that, following the EQ Merger, EQ II shall be a wholly owned subsidiary of EQ Investment and each holder of membership interests in EQ II immediately prior to the EQ Merger shall be a holder of an equivalent membership interest in EQ Investment;

(c) Immediately following the WH Merger, WH Investment shall contribute, assign, transfer and deliver to WH Holdings 100% of the issued and outstanding membership interests in WH II (the “WH Holdings Contribution”) such that, following the WH Holdings Contribution, WH II is a wholly owned subsidiary of WH Holdings;

(d) Immediately following the EQ Merger, EQ Investment shall contribute, assign, transfer and deliver to EQ Holdings 100% of the issued and outstanding membership interests in EQ II (the “EQ Holdings Contribution”) such that, following the EQ Holdings Contribution, EQ II is a wholly owned subsidiary of EQ Holdings;

(e) Simultaneously with the EQ Holdings Contribution, NGP XI shall contribute, assign, transfer and deliver to AcqCo. Holdings 100% of the issued and outstanding membership interests in AcqCo. (the “AcqCo. Holdings Contribution”) such that, following the AcqCo. Holdings Contribution, AcqCo. is a wholly owned subsidiary of AcqCo. Holdings;

(f) Immediately following the WH Holdings Contribution, WH Holdings shall contribute, assign, transfer and deliver to the Company 100% of the issued and outstanding membership interests in WH II and the Company shall issue to WH Holdings 21,200,084 shares of Common Stock in the Company (the “WH Company Contribution”);

(g) Immediately following the WH Company Contribution, all shares of the Company held by WH II shall be redeemed and cancelled by the Company in exchange for WH II’s forgiveness of the WH II Commitment;

(h) Immediately following the EQ Holdings Contribution, EQ Holdings shall contribute, assign, transfer and deliver to the Company 100% of the issued and outstanding membership interests in EQ II and the Company shall issue to EQ Holdings 38,755,330 shares of Common Stock in the Company (the “EQ Company Contribution”); and

(i) Immediately following the AcqCo. Holdings Contribution, AcqCo. Holdings shall contribute, assign, transfer and deliver to the Company 100% of the issued and outstanding membership interests in AcqCo. and the Company shall issue to AcqCo. Holdings 2,563,266 shares of Common Stock in the Company (the “AcqCo. Company Contribution”).

2.2    Acknowledgements. The Parties acknowledge that upon the completion of the Transactions, the Company will own 100% of the issued and outstanding membership interests in WH II, EQ II and AcqCo.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

With respect to each representation and warranty specifically regarding any Contributor, each Contributor severally and not jointly represents and warrants to each other Party as to itself, and with respect to each representation and warranty specifically regarding the Contributed Interests, each Contributor severally, as to its interest in the Contributed Interests, and not jointly represents and warrants to each other Party, as follows (with each such representation and warranty being made as of the date of this Agreement and immediately prior to the Initial Delivery Date):

3.1    Formation and Good Standing. Such Contributor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; and such Contributor is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting or the operation, ownership or leasing of its properties makes such qualification necessary, except where the failure to be qualified or in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ownership of its Contributed Interests or on its ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

3.2    Authority. Such Contributor has all requisite limited liability company power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Contributor and (assuming due authorization, execution and delivery hereof by the other Parties hereto) constitutes the legal, valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3    No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by such Contributor do not and will not (a) conflict with or violate any provision of such Contributor’s organizational documents or any law applicable to such Contributor, or (b) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of such Contributor under or pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise, obligation or other agreement or instrument to which such Contributor is a party or by which such Contributor or any of its assets may be bound or affected.

3.4    Accredited Investor; Restricted Securities. Such Contributor is an “accredited investor” as defined in the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring shares of Common Stock for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and such Contributor does not have any present plan to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization. Such Contributor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of this Agreement with the Company’s management. Such Contributor acknowledges and agrees that the Company shall place a legend in substantially the following form on certificates representing the shares of Common Stock to be received by such Contributor, if applicable, pursuant to this Agreement, other than any shares that are contemplated to be sold in the IPO:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

3.5    Consents. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by such Contributor will not require the approval or consent of any Governmental Authority or any other Person, which has not been obtained or waived by such Person.

3.6    Preferential Rights. There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the transfer of the Contributed Interests of such Contributor in connection with the transactions contemplated hereby, which have not been waived by the Person holding such rights.

3.7    Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Contributor’s knowledge, threatened against such Contributor.

3.8    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Contributor’s knowledge, threatened against such Contributor or its Affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Contributor to perform its obligations hereunder or consummate the transactions contemplated hereby.

3.9    Valid Title; Absence of Liens. After giving effect to the WH Holdings Contribution, the EQ Holdings Contribution or the AcqCo Holdings Contribution, as applicable, such Contributor shall have good and valid title to all of the Contributed Interests contributed by such Contributor free and clear of all liens, encumbrances, security interests, equitable interests, charges or claims (collectively, “Liens”).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Each of the Company Parties represents and warrants severally and not jointly to each other Party as follows (with each such representation and warranty being made as of the date of this Agreement and as of the Initial Delivery Date):

4.1    Formation and Good Standing. Such Company Party is a corporation, limited liability company or limited partner duly formed, validly existing and in good standing under the laws of the State of Delaware; and such Company Party is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting or the operation, ownership or leasing of its properties makes such qualification necessary, except where the failure to be qualified or in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the use, ownership or operation of its assets or on its ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

4.2    Authority. Such Company Party has all requisite corporate, limited liability company or limited partnership, as applicable, power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Company Party and (assuming due authorization, execution and delivery hereof by the other Parties hereto) constitutes the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3    No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by such Company Party do not and will not (a) conflict with or violate any provision of the organizational documents of such Company Party or any law applicable to such Company Party, or (b) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of such Company Party under or pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise, obligation or other agreement or instrument to which such Company Party is a party or by which such Company Party or any of its assets may be bound or affected.

4.4    Consents. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by such Company Party will not require the approval or consent of any Governmental Authority or any other Person, which has not been obtained or waived by such Person.

4.5    Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Company Party’s knowledge, threatened against such Company Party.

4.6    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Company Party’s knowledge, threatened against such Company Party or its Affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Company Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE MERGER SUBS

Each Merger Sub represents and warrants to each other Party as follows (with each such representation and warranty being made as of the date of this Agreement and as of the Initial Delivery Date):

5.1    Formation and Good Standing. Such Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

5.2    Authority. Such Merger Sub has all requisite limited liability company power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Merger Sub and (assuming due authorization, execution and delivery hereof by the other Parties hereto) constitutes the legal, valid and binding obligation of such Merger Sub, enforceable against each Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3    No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by such Merger Sub do not and will not (a) conflict with or violate any provision of the organizational documents of such Merger Sub or any law applicable to such Merger Sub, or (b) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of such Merger Sub under or pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise, obligation or other agreement or instrument to which such Merger Sub is a party or by which such Merger Sub or any of its assets may be bound or affected.

5.4    Consents. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by such Merger Sub will not require the approval or consent of any Governmental Authority or any other Person, which has not been obtained or waived by such Person.

5.5    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Merger Sub’s knowledge, threatened against such Merger Sub or its Affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Merger Sub to perform its obligations hereunder or consummate the transactions contemplated hereby.

5.6    No Operations.

(a) Such Merger Sub was formed solely for the purpose of effecting the Mergers, and since its formation, such Merger Sub has not engaged in any activity other than the Mergers and related administrative activities.

(b) Other than obligations under this Agreement, such Merger Sub has no liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise.

(c) Such Merger Sub has no assets.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each other Party as follows (with each such representation and warranty being made as of the date of this Agreement and as of the Initial Delivery Date):

6.1    Formation and Good Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; and the Company is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting or the operation, ownership or leasing of its properties makes such qualification necessary, except where the failure to be qualified or in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the use, ownership or operation of its assets or on its ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

6.2    Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other Parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3    No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Company do not and will not (a) conflict with or violate any provision of the organizational documents of the Company or any law applicable to the Company, or (b) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Company under or pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise, obligation or other agreement or instrument to which the Company is a party or by which the Company or any of its assets may be bound or affected.

6.4    Common Stock. Once issued pursuant to the terms of this Agreement, the shares of Common Stock to be issued by the Company to WH Holdings, EQ Holdings and AcqCo. Holdings will be duly authorized, validly issued, fully paid and non-assessable.

6.5    Accredited Investor; Restricted Securities. The Company is an “accredited investor” as defined in the Securities Act, and is acquiring the membership interests of WH II, EQII and AcqCo. for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the Company does not have any present plan to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization. The Company has had an opportunity to discuss the each of WH II’s, EQ II’s and AcqCo.’s business, management, financial affairs and the terms and conditions of this Agreement with the management of each of WH II, EQ II and AcqCo., respectively. The Company acknowledges and agrees that the Company shall place a legend in substantially the following form on certificates representing the membership interests of WH II, EQ II and AcqCo. to be received by the Company pursuant to this Agreement:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

6.6    Consents. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Company will not require the approval or consent of any Governmental Authority or any other Person, which has not been obtained or waived by such Person.

6.7    Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to the Company’s knowledge, threatened against the Company.

6.8    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to the Company’s knowledge, threatened against the Company or its Affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of the Company to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE 7

TAXES

7.1    Tax Treatment. Unless required to do so as a result of a final determination (as defined in Section 1313 of the Code), each of the Parties agrees that it will not make any Tax filing or otherwise take any position inconsistent with the qualification of the Contributions and the IPO (collectively, the “Transactions”) as a transaction described in Section 351 of the Code. The U.S. federal income tax treatment of the Transactions described in the preceding sentence is referred to herein as the “Tax Treatment.” If any Party becomes aware of any audit, inquiry, litigation or other proceeding relevant to the Tax Treatment, such Party shall promptly notify the other Parties of such proceeding, and all Parties shall use reasonable efforts to cooperate with respect to such proceeding.

7.2    Tax Warranties by the Contributors. Each Contributor represents and warrants to each other Party that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the effective time of the Transactions with respect to such Contributor:

(a) Such Contributor does not have any current plan, intention, agreement, arrangement or understanding, and has not engaged in any material negotiations, related to:

(i) engaging in the Transactions, other than pursuant to this Agreement or any agreements referenced herein or in the Registration Statement,

(ii) selling, exchanging, hedging, constructively selling or otherwise disposing of the shares of Common Stock to be received by such Contributor in connection with the Contributions,

(iii) acquiring or retaining any rights in any Contributed Interest,

(iv) allowing any Person other than such Contributor to exercise control over the voting of the shares of Common Stock to be received by such Contributor in connection with the Contributions, except with respect to WH Holdings, EQ Holdings and AcqCo. Holdings, the voting agreement among WH Holdings, EQ Holdings and AcqCo. Holdings (the “Voting Agreement”),

(v) placing any shares of Common Stock to be issued to such Contributor in escrow or the issuance of any shares of Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement,

(vi) creating, extinguishing or modifying any indebtedness between such Contributor and the Company as a result of the Transactions, or

(vii) the issuance of shares of Common Stock by the Company to such Contributor, other than solely for the Contributed Interests contributed by such Contributor to the Company in connection with the Contributions.

(b) Such Contributor does not have any current plan, intention, agreement, arrangement or understanding to request, and has not engaged in material negotiations with respect to, a release or waiver of any of the restrictions set forth in the Lock-Up Agreement (as defined below) with respect to such Contributor;

(c) The aggregate fair market value of the Contributed Interests to be contributed by such Contributor to the Company in connection with the Contributions exceeds the sum of any liabilities that will be assumed or deemed to be assumed by the Company for U.S. federal income tax purposes with respect to such Contributed Interests, including any expenses paid by the Company on behalf of such Contributor in connection with the Transactions.

(d) Such Contributor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code).

(e) To such Contributor’s knowledge, the Transactions will occur pursuant to, and in accordance with, the terms of this Agreement and any agreements referenced herein or in the Registration Statement.

(f) To such Contributor’s knowledge, no direct or indirect member, partner or owner of such Contributor has any current plan, intention, agreement, arrangement or understanding to sell, exchange, hedge, constructively sell or otherwise dispose of its direct or indirect interests in such Contributor.

7.3    Tax Warranties by the Company. The Company represents and warrants to the Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the effective time of the Transactions:

(a) To the Company’s knowledge, there is no agreement, arrangement or understanding relating to rights or obligations to vote its Common Stock, except the Voting Agreement.

(b) There is no current plan, intention, agreement, arrangement or understanding for: (i) the Company to issue any shares of Common Stock or other interests in its equity other than Common Stock issued pursuant to the Transactions and grants to its directors and employees; (ii) the Company to dispose of the Contributed Interests; (iii) the Company or any other Affiliate of the Company to redeem or otherwise reacquire any shares of Common Stock to be issued in connection with the Transactions; or (iv) the Company or, to the Company’s knowledge, any underwriter to release or waive any of the restrictions set forth in the Lock-Up Agreement.

(c) The Company has not engaged in any material negotiations with respect to any release or waiver of any of the restrictions set forth in the Lock-Up Agreement.

(d) To the Company’s knowledge, there is no current plan, intention, agreement, arrangement or understanding for any Person to exercise any stock rights, warrants or subscriptions with respect to Common Stock other than pursuant to the Transactions.

(e) The shares of Common Stock to be issued to WH Holdings, EQ Holdings and AcqCo. Holdings will be issued and paid in exchange for solely the Contributed Interests contributed by such Contributors to the Company in connection with the Contributions. None of the shares of Common Stock to be received by any Contributor will be separate consideration for services rendered or to be rendered to the Company or, to the Company’s knowledge, WH II, EQ II or AcqCo., or allocable to any employment agreements to which the Company or, to the Company’s knowledge, WH II, EQ II or AcqCo. is a party, and any compensation to be paid by the Company or, to the Company’s knowledge, WH II, EQ II or AcqCo. to any Contributor was or will be for services actually rendered and was and will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services.

(f) There is no indebtedness between any Contributor or the Company or, to the Company’s knowledge, WH II, EQ II or AcqCo., and there will be no such indebtedness created in favor of any Contributor as a result of the Transactions.

(g) The Company has no stock issued or outstanding other than the Common Stock.

(h) To the Company’s knowledge, there are no agreements, arrangements or understandings between or among any of the Parties relating to the Transactions, including any agreement to place any shares of Common Stock to be issued to such Contributor in escrow or to issue such shares of Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement, other than this Agreement or any agreements referenced herein or in the Registration Statement.

(i) The Company is not an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii).

(j) To the Company’s knowledge, the Contributions will occur pursuant to, and in accordance with, the terms of this Agreement, any agreements referenced herein and the Registration Statement.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1    Termination. If the Initial Delivery Date does not occur for any reason by the seventh business day following the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Securities and Exchange Commission in accordance with the rules and regulations under the Securities Act, then, upon written notice by any Party to all of the other Parties, this Agreement shall automatically terminate and be of no further force or effect, except that Section 8.14 will survive any such termination.

8.2    Lock-Up. Each of WH Holdings, EQ Holdings and AcqCo. Holdings hereby agrees that, in connection with the IPO, it will execute and deliver a lock-up agreement in substantially the form attached as Exhibit A to the Underwriting Agreement (each, a “Lock-Up Agreement”).

8.3    Release. Effective as of the Initial Delivery Date, each of the Parties, on behalf of itself and its assigns, heirs, beneficiaries, representatives, agents and affiliates (the “Releasing Parties”), hereby fully and finally releases, acquits and forever discharges each of the other Parties and each of their respective present and former officers, directors, employees, agents, predecessors, successors, assigns, insurers and attorneys (the “Released Parties”) from any and all claims, causes of action, liabilities, losses, costs, damages, penalties, charges, expenses and all other forms of liability or obligation whatsoever, in law or equity, whether asserted or unasserted, known or unknown, foreseen or unforeseen (“Claims”), arising prior to the Initial Delivery Date and relating to such Releasing Party’s ownership of the Contributed Interests prior to the Initial Delivery Date or otherwise arising from or relating to the transactions contemplated by this Agreement (collectively, the “Released Claims”); provided, however, that the Released Claims shall exclude any Claims arising from or relating to or in connection with (a) rights or obligations expressly set forth in this Agreement and (b) any claim or right to indemnification or advancement of expenses under the limited liability company agreement of any of WH II, EQ II or AcqCo. as in effect prior to the Initial Delivery Date. Each Releasing Party expressly acknowledges that the release contained herein applies to all Released Claims and include Released Claims that if known by the Releasing Party might materially affect its decision to effect the release contained herein. Each Releasing Party has considered and taken into account the possible existence of such Released Claims in determining to execute and deliver this Agreement. Without limiting the generality of the foregoing, solely with respect to the Released Claims, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the Releasing Party does not know or suspect to exist in its favor at the time of executing the release, which if known by the Releasing Party would have materially affected the Releasing Party’s release with the Released Parties. This Agreement constitutes a complete defense of any and all Released Claims. Each Releasing Party further agrees not to initiate any litigation, lawsuit, claim or action against any Released Party with respect to any Released Claim, except that the Releasing Party shall not be limited hereby from responding to, joining, prosecuting or being involved in any litigation, lawsuit, claim or action brought against such Releasing Party in respect of a Released Claim, nor from adjudicating whether or not a Claim constitutes a Released Claim.

8.4    Indemnification.

(a) From and after the Initial Delivery Date, each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless each other Party and such other Party’s Affiliates, and its and its Affiliates’ respective directors, officers, managers, members, partners, stockholders, employees, agents and representatives, as applicable (the “Indemnitees”), from any and all damages, losses, obligations, liabilities, payments, costs and expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and expert witnesses), whether known or unknown, contingent or vested, matured or unmatured, that are or may be suffered or incurred by any such Indemnitee arising out of or relating to a breach of any representation, warranty, covenant, agreement or obligation of the Indemnifying Party set forth in this Agreement; provided that in the case of a breach of any representation, warranty, covenant, agreement or obligation contained in Article 7, the indemnity provided for in this Section 8.4(a) shall apply only to the extent that such breach adversely affects the Tax Treatment and such adverse effect results in damages, losses, obligations, liabilities, payments, costs or expenses that are suffered or incurred by an Indemnitee.

8.5    FIRPTA Certificate. Prior to the Initial Delivery Date, each Contributor shall deliver to the Company a certificate meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) certifying that such Contributor is not a “foreign person” within the meaning of Section 1445 of the Code, duly executed by such Contributor.

8.6    Further Assurances. Each Party shall take such further actions and execute such further documents as may be necessary or reasonably requested by the other Parties in order to effectuate the intent of this Agreement and to provide the other Parties with the intended benefits of this Agreement.

8.7    Survival of Representations and Warranties. The representations, warranties and covenants contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the making of this Agreement and shall continue indefinitely; provided that the representations and warranties contained in Sections 3.8, 4.6, 5.5 and 6.8 shall survive until the first anniversary of the Initial Delivery Date.

8.8    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at the address set forth on its signature page to this Agreement (or such other address as shall be specified by like notice).

8.9    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but, except as expressly herein provided, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a Contributor without the prior written consent of the Company.

8.10    Complete Agreement; Agreement Controlling. As of the Initial Delivery Date, (a) this Agreement contains the entire understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto and (b) there are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.

8.11    Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

8.13    Cure of Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severed, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided that if such illegal, invalid or unenforceable provision may be made legal, valid and enforceable by limitation thereof, then the provision shall be revised and reformed to make it legal, valid and enforceable to the maximum extent permitted by law.

8.14    Expenses. All fees, costs and expenses incurred by the Parties in negotiating and entering into this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

8.15    Amendment; Waiver. This Agreement shall not be amended or modified except by an instrument in writing signed by or on behalf of all of the Parties.

8.16    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and such Party’s successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person, except as set forth in Section 8.3 for the Released Persons, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.17    Waiver of Right to Participate. Each of the Parties waive any consent right, preferential purchase right or other rights to approve or participate in the Contributions.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Jay C. Graham
Name:	Jay C. Graham
Title:	CEO

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: General Counsel E-mail: kroane@wildhorserd.com

Signature Page to Master Contribution Agreement

WILDHORSE RESOURCES II, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Co-CEO

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: General Counsel E-mail: kroane@wildhorserd.com

Signature Page to Master Contribution Agreement

WHR HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: General Counsel E-mail: kroane@wildhorserd.com

Signature Page to Master Contribution Agreement

WILDHORSE INVESTMENT HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: General Counsel E-mail: kroane@wildhorserd.com

Signature Page to Master Contribution Agreement

WILDHORSE MERGER SUB, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: General Counsel E-mail: kroane@wildhorserd.com

Signature Page to Master Contribution Agreement

ESQUISTO RESOURCES II, LLC

By:	/s/ Richard D. Brannon
Name:	Richard D. Brannon
Title:	CEO

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: Dick Brannon E-mail: dick@ch4energy.net

Signature Page to Master Contribution Agreement

ESQUISTO HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: Dick Brannon E-mail: dick@ch4energy.net

Signature Page to Master Contribution Agreement

ESQUISTO INVESTMENT HOLDINGS, LLC

By:	/s/ Richard D. Brannon
Name:	Richard D. Brannon
Title:	CEO

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: Dick Brannon E-mail: dick@ch4energy.net

Signature Page to Master Contribution Agreement

ESQUISTO MERGER SUB, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: Dick Brannon E-mail: dick@ch4energy.net

Signature Page to Master Contribution Agreement

WHE ACQCO., LLC

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: Jeff Zlotky E-mail: jzlotky@ngptrs.com

Signature Page to Master Contribution Agreement

WHE ACQCO HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400 Houston, Texas 77024 Tel: 713-568-4910 Attention: Jeff Zlotky E-mail: jzlotky@ngptrs.com

Signature Page to Master Contribution Agreement

NGP XI US HOLDINGS L.P.

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Address for notice:

5221 N. O’Connor Blvd. 11th Floor Irving, Texas 75039 Tel: 972-432-1384 Attention: Jeff Zlotky E-mail: jzlotky@ngptrs.com

Signature Page to Master Contribution Agreement